UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tamar Yehoshua to the Board of Directors

On December 9, 2015, RetailMeNot, Inc. (the “Company”) issued a press release announcing the appointment of Tamar Yehoshua to the board of directors effective as of December 7, 2015. Ms. Yehoshua will serve as a Class II director and will stand for election as a Class II director at the Company’s 2018 annual meeting of stockholders. At the time of her appointment, Ms. Yehoshua was awarded restricted stock units (“RSUs”) valued at $150,000 and options to purchase Series 1 common stock of the Company valued at $150,000 in accordance with the Company’s director compensation plan. The options and RSUs shall vest on the one-year anniversary of the date of grant. Ms. Yehoshua also received a pro-rated $30,000 retainer in connection with her appointment to the board of directors in accordance with the Company’s director compensation plan.

Ms. Yehoshua was not selected as a director pursuant to any arrangement or understanding between her and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between Ms. Yehoshua and the Company.

The press release announcing the appointment of Ms. Yehoshua is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: December 9, 2015	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release